UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2025, FAT Brands Inc. (the “Company”) completed the previously announced distribution (“Spin-Off”) of approximately 5.0% of the fully-diluted shares of Class A Common Stock, par value $0.0001 per share (“Twin Common Stock”), of its subsidiary, Twin Hospitality Group Inc., a Delaware corporation (“Twin Hospitality”), as a pro rata dividend (the “Distribution”) to holders of Class A common stock and Class B common stock of the Company (the “FAT Brands Common Stockholders”) of record as of January 27, 2025 (the “Record Date”). Pursuant to the Distribution, the FAT Brands Common Stockholders received 0.1520207 shares of Twin Common Stock for each share of Class A common stock or Class B common stock of the Company held as of the close of business on the Record Date. Following the completion of the Spin-Off, Twin Hospitality became an independent, publicly traded company, and the Twin Common Stock began trading on the Nasdaq Global Market under the ticker symbol “TWNP”.

In connection with the Spin-Off, on January 24, 2025, the Company entered into a Master Separation and Distribution Agreement (the “Master Separation Agreement”) and Tax Matters Agreement (the “Tax Matters Agreement”) with Twin Hospitality, which provide a framework for Twin Hospitality’s on-going relationship with FAT Brands following the Spin-Off.

Master Separation Agreement

Pursuant to the Master Separation Agreement, on January 24, 2025, the Company exchanged its initial founder’s shares in Twin Hospitality (representing 100% of the issued and outstanding capital stock of Twin Hospitality) for 47,298,271 shares of Twin Hospitality’s Class A Common Stock and 2,870,000 shares of Twin Hospitality’s Class B Common Stock. In connection with the Spin-Off, on January 29, 2025, FAT Brands distributed 2,659,412 of its shares of Twin Hospitality Class A Common Stock to the FAT Brands Common Stockholders in the Distribution.

Under the Master Separation Agreement, Twin Hospitality also agreed to provide to the Company, beginning 180 days after the Spin-Off, certain registration rights to register the shares of Twin Hospitality Class A Common Stock and Class B Common Stock that were retained by the Company. At the request of the Company, Twin Hospitality agreed to use its commercially reasonable efforts to register the shares of its Class A Common Stock and Class B Common Stock held by the Company for public sale under the Securities Act of 1933, as amended (“Securities Act”), on a registration statement on Form S-1 or similar long form registration statement (“Long-Form Registration”), or on a registration statement on Form S-3 or similar short form registration statement if eligible (“Short-Form Registration”). The Company may request up to two Long-Form Registrations and up to two Short-Form Registrations in any calendar year, though no Long-Form Registrations may be requested after such time as Twin Hospitality is eligible to use Form S-3 or any similar short form registration statement at such time. The Company may also request that Twin Hospitality file a resale shelf registration statement to register under the Securities Act the resale of all of its registrable shares after such time as Twin Hospitality is eligible to use Form S-3 or any similar short form registration statement at such time. Additionally, Twin Hospitality will also provide the Company with “piggy-back” registration rights to include its shares of Class A Common Stock and Class B Common Stock in future registrations under the Securities Act of offers and sales of securities by Twin Hospitality. The Company’s registration rights will remain in effect until the earliest of the date on which the shares of Twin Hospitality’s Class A Common Stock and Class B Common Stock held by the Company (i) have been disposed of in accordance with an effective registration statement, (ii) have been distributed to the public in accordance with Rule 144 under the Securities Act, or may be sold without restriction pursuant to Rule 144, (iii) have been otherwise transferred to a non-affiliated entity, or (iv) have ceased to be outstanding. All expenses payable in connection with such registrations will be paid by Twin Hospitality, except that the Company will pay all its own internal administrative, legal and similar costs and expenses, as well as the underwriting discounts and commissions applicable to the sale of its Twin Hospitality shares.

Under the Master Separation Agreement, Twin Hospitality also granted the Company a continuing right to purchase shares of Twin Hospitality’s Common Stock as is necessary for the Company to maintain an aggregate ownership interest of Twin Hospitality Class A Common Stock or Class B Common Stock representing at least 80.1% of the outstanding shares (the “Anti-Dilution Option”). If Twin Hospitality sells and issues shares of its Class A Common Stock for cash consideration, and if the Company exercises the Anti-Dilution Option, the Company will pay a price per share of Class A Common Stock equal to the closing price of the Class A Common Stock as quoted on the Nasdaq Global Market on the date such offering is publicly announced (or the next business day if such offering is publicly announced after the close of trading on the Nasdaq Global Market). If Twin Hospitality (i) issues shares of its Class A Common Stock pursuant to any stock option or other equity incentive award, or (ii) sells and issues shares of its Class A Common Stock for consideration other than cash, and if the Company exercises the Anti-Dilution Option, the Company will pay a price per share of Class A Common Stock equal to the closing price of its Class A Common Stock as quoted on the Nasdaq Global Market on the date of such issuance (which triggered the Anti-Dilution Option).

Under the Master Separation Agreement, Twin Hospitality and the Company have cross-indemnities that generally place on Twin Hospitality and its subsidiaries the financial responsibility for all liabilities associated with the historical and current businesses and operations of the Twin Group (as such term is defined in the Master Separation Agreement), and generally place on the Company the financial responsibility for liabilities associated with all of the Company’s other historical and current businesses and operations (not including the businesses and operations of the Twin Group), in each case regardless of the time such liabilities arise. Each of Twin Hospitality and the Company will also indemnify the other with respect to any breaches of the Master Separation Agreement and the Tax Matters Agreement.

Under the Master Separation Agreement, Twin Hospitality agreed to use its commercially reasonable efforts to enable its auditors to complete a sufficient portion of its audit, and to provide on a timely basis to the Company any and all financial and other information that the Company may need to in connection with the preparation of its annual and quarterly financial statements. In addition, under the Master Separation Agreement, for a period of two years following the completion of the Spin-Off, Twin Hospitality and the Company agreed not to, directly or indirectly, solicit the other’s active employees without the prior consent by the other.

Under the Master Separation Agreement, for so long as the Company or its affiliates beneficially owns at least 10% of the outstanding shares of Twin Hospitality’s Class A Common Stock or Class B Common Stock, the Company will have the right to appoint two individuals (the “Board Observers”) to observe and participate in meetings of Twin Hospitality’s Board of Directors, provided, that the Board Observers will not have any voting rights.

The foregoing description of the Master Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Master Separation Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Tax Matters Agreement

The Tax Matters Agreement governs the rights, responsibilities and obligations of the Company and Twin Hospitality with respect to tax liabilities, tax attributes, tax returns, tax audits, and certain other tax matters following the completion of the Spin-Off. For so long as the Company maintains at least 80% aggregate ownership of Twin Hospitality’s Common Stock, Twin Hospitality will continue to be included in the income tax returns filed by the Company’ consolidated group for U.S. federal income tax purposes (“FAT Brands Consolidated Group”), as well as in certain other consolidated, combined or unitary groups that include the Company and/or certain of its subsidiaries (each such group, a “FAT Brands Tax Group”). Each member of a consolidated group during any part of a consolidated return year is jointly and severally liable for the tax on the consolidated return of such year and for any subsequently determined deficiency thereon. Similarly, in some jurisdictions, each member of a consolidated, combined or unitary group for state, local or foreign income tax purposes is jointly and severally liable for the state, local or foreign income tax liability of each other member of such consolidated, combined or unitary group. The Tax Matters Agreement allocates tax liabilities between Twin Hospitality and the Company for any period in which Twin Hospitality or any of its subsidiaries (the “Twin Group”) was included in the FAT Brands Consolidated Group.

Under the Tax Matters Agreement, Twin Hospitality will generally make payments to the Company such that, with respect to tax returns for any taxable period in which any of the Twin Group are included in the FAT Brands Consolidated Group or any FAT Brands Tax Group, the amount of taxes to be paid by Twin Hospitality will be determined by computing the excess (if any) of any taxes due on any such tax return over the amount that would otherwise be due if such return were recomputed by excluding the Twin Group. The Tax Matters Agreement also provides that the Company will generally have the right to control audits or other tax proceedings with respect to any tax returns of the FAT Brands Consolidated Group or a FAT Brands Tax Group. Twin Hospitality will generally have the right to control any audits or other tax proceedings with respect to tax returns that include only the Twin Group, provided that, as long as the Company is required to consolidate the results of operations and financial position of the Twin Group in its financial statements, the Company will have certain oversight and participation rights with respect to such audits or other tax proceedings.

The Tax Matters Agreement also addresses the rights, responsibilities and obligations of the Company and Twin Hospitality with respect to potential additional distributions to the Company’s stockholders of all or a portion of the remaining shares of Twin Hospitality’s Common Stock that the Company holds (“Additional Distributions”). If the Company were to undertake Additional Distributions, Twin Hospitality has agreed to cooperate with the Company and to take any and all actions reasonably requested by the Company in connection with the Additional Distributions, and agreed not to knowingly take or fail to take any actions that could reasonably be expected to preclude the Company’s ability to undertake Additional Distributions, or result in the Additional Distribution failing to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Section 355 of the Code. In the event that the Company completes Additional Distributions, Twin Hospitality has agreed not to take certain actions, during the two-year period following the Additional Distribution, that are designed to preserve the tax-free nature of the Additional Distribution for U.S. federal income tax purposes.

The foregoing description of the Tax Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Master Separation and Distribution Agreement, dated as of January 24, 2025, by and between FAT Brands Inc. and Twin Hospitality Group Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Twin Hospitality Group Inc. on January 30, 2025)
10.1	Tax Matters Agreement, dated as of January 24, 2025, by and between FAT Brands Inc. and Twin Hospitality Group Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Twin Hospitality Group Inc. on January 30, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2025

FAT Brands Inc.

By:	/s/ Kenneth Kuick
Kenneth Kuick
Chief Financial Officer